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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Columbia/HCA Healthcare Corporation Outside Director Stock and Incentive Compensation Plan, of our report dated February 19, 1999, with respect to the consolidated financial statements of Columbia/HCA Healthcare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Nashville, Tennessee

June 29, 1999